CONSENT OF INDEPENDENT ACCOUNTANTS


CONSENT: We hereby consent to the use in each Statement of Additional Information constituting part of this Post-Effective Amendment No. 7 to the Registration Statement No. 333-05593 on Form N-4 (the "Registration Statement") of (1) our report dated February 10, 1998 relating to the financial statements of Separate Account No. 49 of The Equitable Life Assurance Society of the United States for the year ended December 31, 1997, and (2) our report dated February 10, 1998 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 1997, which reports appear in such Statement of Additional Information, and to the incorporation by reference of our reports into each Prospectus which constitutes part of this Registration Statement. We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedules dated February 10, 1998 which appears on page F-54 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Custodian and Independent Accountants" in each Statement of Additional Information and "Independent Accountants" in each Prospectus.




          /s/ PricewaterhouseCoopers LLP
          -------------------------
          PricewaterhouseCoopers LLP
          New York, New York
          November 30, 1998